UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 23, 2005

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 HIGH BLUFF DRIVE, SUITE 100 SAN DIEGO, CALIFORNIA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2005, AMN Healthcare Services, Inc. (“the Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with HWH Capital Partners, L.P., HWP Capital Partners II, L.P., HWH Nightingale Partners, L.P., HWP Nightingale Partners II, L.P. (collectively, the “HWP Stockholders”) and the several underwriters named on Schedule B thereto (the “Underwriters”), for whom Banc of America Securities LLC and J.P. Morgan Securities Inc., acted as representatives. The Underwriting Agreement was entered into in connection with the public offering of 9,250,000 shares of the Company’s common stock, owned by the HWP Stockholders. The HWP Stockholders also granted the Underwriters an option to acquire an additional 1,381,303 shares from the HWP Stockholders. On May 24, 2005, the Underwriters exercised their option to acquire the additional 1,381,303 shares from the HWP Stockholders. The transaction is scheduled to close on May 27, 2005. Under the terms of the Underwriting Agreement, we have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Title
1.1	Underwriting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMN HEALTHCARE SERVICES, INC.

By:	/s/ Susan R. Nowakowski
Name:	Susan R. Nowakowski
Title:	Chief Executive Officer and
President

Dated: May 25, 2005

EXHIBIT INDEX

Exhibit Number	Title
1.1	Underwriting Agreement